UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2008

ALLIANCE IMAGING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 S. State College Blvd., Suite 600, Anaheim, California 92806
(Address of principal executive offices, including zip code)

714-688-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b):  Departure of Directors or Certain Officers.

By letter dated March 21, 2008, Stephen A. Kaplan, a member of the Board of Directors of Alliance Imaging, Inc, has delivered notice of his resignation from Alliance’s Board of Directors, effective at the time of its 2008 Annual Meeting.  Mr. Kaplan is one of the designees of OCM Principal Opportunities Fund IV, L.P., or Oaktree, an investment fund affiliated with Oaktree Capital Group Holdings GP, LLC, which beneficially owns approximately 45.3% of the outstanding shares of Alliance’s common stock.  In accordance with the terms of a Governance and Standstill Agreement, dated March 16, 2007, among Oaktree, Alliance and MTS Health Investors II, L.P., or MTS, Oaktree and MTS currently have the right to designate three members of Alliance’s Board of Directors.  Another Oaktree designee is expected to be appointed to the Board of Directors immediately after Mr. Kaplan’s resignation becomes effective.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2008

/s/ Eli H. Glovinsky
		Name:	Eli H. Glovinsky
		Title:	Executive Vice President, General Counsel and Secretary